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                                                                     Exhibit 1.1


                      ASSET BACKED SECURITIES CORPORATION

                             Settlor and Depositor

                                 [Name of ABS]
                             Series _____ - _____
                             [Class ______ Notes]
                             [Class ______ Notes]
                         [Class _______ Certificates]
                         [Class _______ Certificates]



                                                      _______ ___, ____

CS First Boston Corporation
[As Representative of the
 Several Underwriters]
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

Ladies and Gentlemen:

          Asset Backed Securities Corporation, a Delaware corporation (the "Company"), proposes to cause [Name of Trust] (the "Trust") to issue and sell of $________ in aggregate stated amount of [Name of ABS] Notes [, Class ____ and Class ____] ([collectively,] the "Notes") and of $________ in aggregate stated amount of [Name of ABS] Certificates [, Class ___ and Class ___] ([collectively,] [except for a de minimus portion of the Class ___ Certificates,] the "[Certificates] [Securities]") pursuant to [a] [the] [Trust Agreement] [[Master] Pooling and Servicing Agreement] [Standard Terms and Conditions of Pooling and Servicing] [, as supplemented by a [Series Supplement] [Reference Agreement]] ([as so supplemented,] the "[Trust] [Pooling and Servicing] Agreement") [each] dated as of [date] [each] [between] [among] the Company [, __________________, as servicer (the "Servicer")] and ___________, as trustee (the "Trustee") and will evidence beneficial interests in the Trust. [The Notes will be issued pursuant to an Indenture dated as of [date] between the Trust and _____________, as trustee (the "Indenture Trustee") and will represent obligations of the Trust. The assets of the Trust consist primarily of a pool of [previously issued securities backed by] [motor vehicle loan agreements and motor vehicle retail installment sale contracts, in each case secured by new and used automobiles, vans and light duty trucks, security interests in the vehicles financed thereby] [[consumer] [corporate] [revolving] [credit card] [charge card] [debit card] receivables generated or to be generated from time to time in a portfolio of [consumer] [corporate] [revolving] [credit card]
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[charge card] [debit card] accounts]] [one- to four-family residential mortgage loans] [mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations] [loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling] [manufactured housing conditional sales contracts and installment loan agreements] [insured by the FHA] [partially guaranteed by the VA] and certain monies due thereunder (the "Trust Assets"). The Notes and the Certificates are herein collectively referred to as the "Securities".

          The Company proposes to sell the Securities to you [and to each of the other several underwriters participating in an underwriting syndicate managed by you]. Underwritten offerings of Securities may be made by you or by an underwriting syndicate managed by you (as used in this Agreement, references to "you" shall mean the firm or firms acting as sole underwriter(s) or as representative(s) of a group of underwriters of such offering).

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-76276) for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), including a related form of prospectus and related form of prospectus supplement. Such registration statement was declared effective on _____________. Such registration statement, as from time to time amended, including all exhibits thereto, is hereinafter referred to as the "Registration Statement". The form of prospectus that appears in the Registration Statement, as such prospectus is amended from time to time, is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement relating to the Securities, in the form in which, as so supplemented, it shall be filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter referred to as the "Final Prospectus".

          The Company, hereby agrees with you [and the several Underwriters named in Schedule A hereto (collectively,] [(] the "Underwriter[s]") as follows:

          SECTION 1.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to you as of the date hereof, and to each Underwriter named on Schedule A hereto, as follows:

               (a) The Registration Statement, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Final Prospectus at the time it is transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act and at the Closing Time referred

                                       2
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to in Section 2 will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

               (b) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and other than as herein or therein contemplated, (i) the Company has not, and at no time through the Closing Time will it have, entered into any material transaction or incurred any material liability or obligation, contingent or otherwise, other than as may relate to additional series of securities similar to the Securities, (ii) there has not been, and at no time through the Closing Time will there have been, any material change in the capital stock or debt of the Company, or any material adverse change in the business of the Company, and no material legal or governmental proceeding, domestic or foreign, affecting the Company or the transactions contemplated by this Agreement has been or at any time through the Closing Time will have been instituted or threatened, and (iii) no event has or at any time through the Closing Time will have occurred that constitutes or would constitute a default under the provisions of the [Trust] [Pooling and Servicing] Agreement [or the Indenture].

               (c) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and where the failure to so qualify would have a material adverse effect on the Company.

               (d) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

               (e) The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Company.

               (f) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to conduct its business as described in the Registration Statement or, if later, the applicable Final Prospectus; and the Company has conducted and is conducting its business so as to comply in all material respects with all applicable laws, administrative regulations and administrative and court decrees.

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

               (g) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against the Company (except as set forth in the Registration Statement or, if later, the applicable Final Prospectus) which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company or which could reasonably be expected to interfere with or materially and adversely affect the consummation of the transactions contemplated herein.

               (h) The execution and delivery of this Agreement[,][and [the [Trust] [Pooling and Servicing] Agreement [and the Indenture], the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein are within the corporate power and authority of the Company and have been duly authorized by the Company by all necessary corporate action; this Agreement has been duly executed and delivered by the Company, and each such instrument constitutes and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with such instrument's terms. Neither the execution and delivery of this Agreement, the incurrence of the obligations herein set forth, nor the consummation of the transactions contemplated herein will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, mortgage, pledge, charge, security interest or encumbrance (collectively, "Lien") upon any property or assets of the Company, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company may be bound, or to which any of the property or assets of the Company is subject, which separately or in the aggregate are material, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or of any law, administrative regulation, or, to the best of such entity's knowledge, any administrative or court decree.

               (i) The issuance of the Certificates has been duly authorized by the Company and, when such Certificates are executed and delivered in accordance with the [Trust] [Pooling and Servicing] Agreement and sold to the Underwriters pursuant to this Agreement, such Certificates will be legally issued and will duly evidence all the beneficial ownership interest in the related trust created by the [Trust] [Pooling and Servicing] Agreement.

               [(j) The issuance of the Notes has been duly authorized by the Trust and, when such Notes are executed and delivered in accordance with the Indenture and sold to the Underwriters pursuant to this Agreement, such Notes will be legally issued and will duly evidence all the interest in the related trust created by the Indenture.]

               ([j][k]) The Securities[,] [and] the [Trust] [Pooling and Servicing] Agreement and the Indenture will conform in all material respects to the respective descriptions thereof contained in the applicable Final Prospectus.

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               ([k][l])  The [Trust] [Pooling and Servicing] Agreement will be effective prior to the Closing Time to establish the Trust under and pursuant to the laws of the jurisdiction specified in such [Trust] [Pooling and Servicing] Agreement, and the acquisition of the Trust Assets by the Trustee will be effective to vest with the holders of the Certificates the entire beneficial ownership in the Trust Assets intended to be vested thereby.

               [([l][m]) The Trust's assignment of the Trust Assets to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.]

               ([ ]) Each of the Company and the Trust is not, and will not as a result of the offer and sale of the Securities as contemplated in this Agreement become, an "investment company" or under the "control" of an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), which would be required to register under the Investment Company Act.

               (__) The representations and warranties made by the Company in the [Trust] [Pooling and Servicing] Agreement and in any Officers' Certificate of the Company delivered pursuant to such [Trust] [Pooling and Servicing] Agreement will be true and correct at the time made and at the Closing Time.

               (__) Any certificate signed by an officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

               (__) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any governmental body, quasi-governmental body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with (i) the valid and proper deposit of the Trust Assets pursuant to the [Trust] [Pooling and Servicing] Agreement and (ii) the valid and proper authorization, issuance and sale of the Certificates pursuant to such [Trust] [Pooling and Servicing] Agreement [and of the Notes pursuant to the Indenture] and this Agreement, have been or will be taken or obtained on or prior to the Closing Time.

               (__) At or prior to the Closing Time, the Certificates shall be rated __________ by ___________. At or prior to the Closing Time, the Notes shall be rated the highest bond rating by ____________.

               (__) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, [,][and] the [Trust] [Pooling and Servicing] Agreement [the Indenture] and in connection with the acquisition of the Trust Assets and the issuance of the Securities have been paid or will be paid at or prior to the related Closing Time.

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               (__)  [At the Closing Time, the Trustee under the [Trust]
[Pooling and Servicing] Agreement will have acquired all right, title and interest in and to the Trust Assets] [Immediately prior to the Closing Time, the Company (or one of its affiliates) will own the Trust Assets free and clear of any Lien; the Company (or such affiliate) will have the corporate power and authority to assign, deliver and deposit the Trust Assets owned by it to and with the Trustee under the [Trust] [Pooling and Servicing] Agreement, and will have duly authorized the assignment, delivery and deposit of such Trust Assets to and with such Trustee by all necessary corporate action. At the Closing Time, the Company (or one of its affiliates) will have assigned and delivered to and transferred to the applicable Trustee under the applicable [Trust] [Pooling and Servicing] Agreement all its right, title and interest in and to the Trust Assets applicable to such Certificates as of the Closing Time.]

          SECTION 2.  Sale and Delivery to the Underwriter[s]; Closing.  The
                      ------------------------------------------------
[commitment of the Underwriter] [several commitments of the Underwriters] to purchase Certificates shall be deemed to have been made on the basis of the representations and warranties herein contained. Subject to the terms and conditions herein set forth, the Company agrees to sell, or to cause one of its affiliates to sell, to [the] [each] Underwriter, [severally and not jointly,] and [the] [each] Underwriter, [severally and not jointly,] agrees to purchase from the Company, at a purchase price equal to [(i)] ___% of the original stated amount of the [Class ___] Certificates [[,][and] (ii) ______% of the original stated amount of the [Class ____] Certificates] [[,][and] (iii) _____% of the original stated amount of the [Class ___] Notes] [and (iv) _____% of the original stated amount of the [Class ___] Notes] the respective original stated amount of [the] [each class of such] Securities set forth on Schedule A hereto opposite the name of such Underwriter[, plus any additional original stated amount of Securities which such Underwriter may be obligated to purchase pursuant to Section 10 hereof].

          Delivery of, and payment of the purchase price for, the Securities shall be made at the office of Sidley & Austin, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on _______, or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Time"). Payment shall be made in immediately available funds, payable to or upon the order of the Company. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. The Certificates will be made available for examination and packaging by you in New York, New York not later than 10:00 A.M. on the business day next preceding the Closing Time. The Certificates to be so delivered will initially be represented by one or more Certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof.

          SECTION 3.  Covenants of the Company.  The Company covenants with
                      ------------------------
you[, and with each Underwriter participating in the offering of the Certificates,] as follows:

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               (a)  Immediately following the execution of this Agreement, the
Company will prepare a Final Prospectus setting forth the stated amount of Securities covered thereby and the terms not otherwise specified in the [Trust] [Pooling and Servicing] Agreement [and the Indenture] [, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of any Underwriters acting as co-managers with you in connection with the offering,] the price at which the Securities are to be purchased by the Underwriter[s] from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Final Prospectus as you shall reasonably request.

               (b) The Company will notify you immediately, and in writing confirm the notice, of (i) the receipt of any comments from the Commission concerning the Registration Statement, (ii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or in any Final Prospectus then required to be distributed or which requires the making of a change in the Registration Statement or any such Final Prospectus in order to make any material statement therein, in light of the circumstances under which it was made, not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (c) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, and will not file any such amendment or supplement without furnishing a copy thereof to you and your counsel and obtaining your consent to such filing, which consent shall not be unreasonably withheld.

               (d) The Company will deliver to you, as soon as practicable, as many signed copies of the Registration Statement as originally filed and of each amendment thereto, with signed consents and exhibits filed therewith, and will also deliver to you such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (including consents and exhibits), as you may reasonably request.

               (e) The Company will furnish to [each] [the] Underwriter, from time to time during the period when the Final Prospectus is required to be delivered under the 1933 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such

Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act").

               (f) If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event occurs as a result of which the applicable Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such Final Prospectus to comply with the 1933 Act, the Company, subject to subsection (c) above, promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

               (g) The Company will endeavor, in cooperation with you and your counsel, to qualify the Securities for offering and sale under the applicable securities and Blue Sky laws of such jurisdictions as you may reasonably designate, and will maintain such qualification in effect for a period of not less than two years after the date hereof, and will cooperate with you and your counsel to determine the eligibility of the Securities for the investment by institutional investors in such jurisdictions. The Company will, at your request or the request of your counsel, file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. Notwithstanding the foregoing, no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to general service of process, other than by reason of the offer and sale of the Securities, to qualification as a foreign corporation or to taxation as a foreign corporation doing business in such jurisdiction.

               (h) The Company will make generally available to its security holders and will deliver to you as soon as practicable an earnings statement, conforming to the requirements of Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement. Compliance with Rule 158 of the 1933 Act Regulations shall satisfy the requirements of this paragraph.

               (i) So long as any Securities are outstanding, the Company will furnish to you as soon as practicable copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange by the Company and to the extent that such information has been maintained in the ordinary course by the Company, such other information as may reasonably be requested by you which in your judgment is necessary or appropriate to the maintenance of a secondary market in the Securities.

          SECTION 4.  Payment of Expenses.  The Company will pay or cause to be
                      -------------------
paid all expenses incident to the performance of the Company's obligations under this Agreement[,] [and] the [Trust] [Pooling and Servicing] Agreement [and the Indenture] including without limitation those related to: (i) the filing of the Registration Statement with respect to the Securities and all amendments thereto, including Commission filing fees, (ii) the printing or photocopying and delivery to the Underwriter[s], in such quantities as you may reasonably request, of copies of this Agreement, (iii) the preparation, registration, issuance and delivery of the Securities to the Underwriter[s],
(iv) the fees and disbursements of the Company's counsel and accountants, and of any such counsel rendering a closing opinion with respect to matters of local law, (v) the qualification of the Securities under securities and Blue Sky laws and the determination of the eligibility of the Securities for investment in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriter[s] in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriter[s], in such quantities as you may reasonably request, of copies of the Registration Statement with respect to the Securities and all amendments thereto, of any preliminary prospectus and preliminary prospectus supplement and of the Final Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing or photocopying and delivery to the Underwriter[s], in such quantities as you may reasonably request, of copies of the [Trust] [Pooling and Servicing] Agreement [and the Indenture], (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses, if any, incurred in connection with the listing of Certificates on any national securities exchange and (x) the fees and expenses of the Trustee [and the Indenture Trustee] and [its] [their respective] counsel.

          SECTION 5.  Conditions of Underwriters' Obligations.  The obligations
                      ---------------------------------------
of the Underwriter[s] to purchase and pay for the Certificates pursuant to this Agreement are subject to the accuracy in all material respects, on and as of the date hereof, and the applicable Closing Time, of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

               (a) Subsequent to the execution of this Agreement, there shall not have occurred or exist any of the following: (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company which, in your judgment, materially impairs the investment quality of the Securities; (ii) the imposition of additional material governmental restrictions, not in force and effect on the date of this Agreement, upon trading in securities generally, or the establishment generally of minimum or maximum prices on the New York Stock Exchange or the suspension of trading in securities generally on such exchange, or the establishment of a general banking moratorium by federal or New York authorities; (iii) any event which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Final Prospectus, or which is not reflected in the Registration Statement or the Final Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (iv) an outbreak of major hostilities or other national or international calamity or any substantial change or acceleration in market, financial or economic conditions as, in your judgment, affects adversely the marketability of the Securities.

               (b) At the applicable Closing Time you shall have received the opinion or opinions, addressed to the Underwriter[s] and dated the Closing Time, of Sidley & Austin, special counsel to the Company, or other counsel reasonably satisfactory to you [and counsel for the Underwriters], which opinion or opinions shall be in form and substance reasonably satisfactory to you [and counsel for the Underwriters]. In rendering its opinion, Sidley & Austin and such other counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee [,the Indenture Trustee] and public officials and upon such opinions of such other counsel as may be acceptable to you.

               (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs, regulatory situation or business prospects of the Company whether or not arising in the ordinary course of business, and you shall have received, at the Closing Time, a certificate of the Chairman of the Board, the President or any Vice President of the Company to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time.

               (d) At the Closing Time, you and the Company shall have received the favorable opinion of counsel for the Trustee, addressed to the Underwriter[s] and the Company and dated the Closing Time, which opinion or opinions shall be in form and substance reasonably satisfactory to you and counsel for the Underwriter[s] and the Company.

               [() At the Closing Time, you and the Company shall have received the favorable opinion of counsel for the Indenture Trustee, addressed to the Underwriter[s] and the Company and dated the Closing Time, which opinion or opinions shall be in form and substance reasonably satisfactory to you and counsel for the Underwriter[s] and the Company.]

               (e) At the Closing Time, (i) counsel for the Underwriter[s] shall have been furnished with such documents and opinions (which opinions shall be limited to those specified in Sections 5(b) and 5(d)) as they may reasonably require for the purpose of enabling them to pass upon the Registration Statement, the Final Prospectus, the issuance and sale of the Securities and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained[,] [and] (ii) [each Underwriter that is not an affiliate of the Company shall have received the opinion or opinions, addressed to such Underwriter and dated the Closing Time, of special counsel to such Underwriter, which opinion or opinions shall be in the form specified in the applicable Terms Agreement or, if not so specified, in form and substance reasonably satisfactory to such Underwriter, and (iii)] all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated in the [Trust] [Pooling and Servicing] Agreement [and the Indenture] shall be reasonably satisfactory in form and substance to you and counsel for the Underwriter[s].

               (f) At the Closing Time you shall have received or be entitled to rely upon any opinions of counsel to the Company supplied to the rating agency or rating agencies rating the Securities relating to certain matters with respect to the Securities. Any such opinions shall specify that the Underwriter[s are] [is] entitled to rely upon any such opinions as if such opinions were addressed to them.

               (g) You shall have received evidence satisfactory to you that, on or before the Closing Time, UCC-1 financing statements have been or are being filed in the appropriate filing offices reflecting the transfer of the interests of the Company in the Trust Assets and the proceeds thereof to the Trust [and the grant of the security interest therein by the Trust to the Indenture Trustee].

               (h) The Certificates shall be rated _____ by ________________, and no rating agency shall have placed the Certificates under surveillance or review with possible negative implications. The Notes shall be rated ________ by __________, and no rating agency shall have placed the Notes under surveillance or review with possible negative implications.

               [(i) At the Closing Time, you and the Company shall have received the favorable opinion of counsel for the Servicer, addressed to the Underwriter[s] and the Company and dated the Closing Time, which opinion or opinions shall be in form and substance reasonably satisfactory to you and counsel for the Underwriter[s] and the Company.]

          If any condition in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

          SECTION 6.  Indemnification.  (a)  The Company agrees to indemnify and
                      ---------------
hold harmless [each] [the] Underwriter and each person, if any, who controls [any] [the] Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by [any Underwriter through] you expressly for use in the

     Registration Statement (or any amendment thereto) or in any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto);

       (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in each case, upon any untrue statement or omission described in (i) above, if such settlement is effected with the written consent of the Company; and

       (iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened or any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission described in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

          (b) [Each] [The] Underwriter [severally] agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or any amendment thereto, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          SECTION 7.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances in which an indemnity provided for in subsections
(a) or (b) of Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriter[s], on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expense of the nature contemplated by such subsection incurred by the Company and [one or more of] the Underwriter[s], (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter[s] on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above and also the relative fault of the Company on the one hand and the Underwriter[s] on the other in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter[s] on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Certificates (before deducting expenses) received by the Company bear to the total compensation and profit (before deducting expenses) received or realized by the Underwriter[s] from the purchase and resale, or underwriting, of the Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter[s] and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue or alleged untrue statement or omission or alleged omission. The Company and the Underwriter[s] agree that it would not be just and equitable if the contributions pursuant to this Section 7 were to be determined by pro rata allocation [(even if the Underwriters were treated as one entity for such purpose)] or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7. The amount paid by an indemnified party as a result of the losses, liabilities, claims, damages, or expenses referred to in the first sentence of this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 7. Notwithstanding any other provision of this Section 7, [no] [the] Underwriter shall [not] be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Certificates purchased by such Underwriter, less the aggregate amount of any damages that such Underwriter has been required to pay in respect of the same or substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. [The Underwriters' obligations in this Section 7 to contribute shall be several in proportion to their respective underwriting obligations and not joint.] For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or any amendment thereto, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          SECTION 8.  Representations, Warranties, and Agreements to Survive
                      ------------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
- --------
Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or as contemplated hereby, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of [any] [the] Underwriter or controlling person thereof, and shall survive delivery of any Certificates to the Underwriters.

          SECTION 9.  Termination of Agreement.  (a) You may terminate this
                      ------------------------
Agreement by notice to the Company, at any time at or prior to the Closing Time,
(i) if there has been, since the respective dates as of which information is given in the Registration Statement or Final Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs, regulatory situation or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) if there has occurred any outbreak of major hostilities or other national or international calamity or any substantial change or acceleration in market, financial or economic conditions, the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or state authorities.

               (b)  This Agreement may be terminated by you in accordance with
Section 5 hereof.

               (c) In the event of any such termination, (i) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as [any] [the] Underwriter owns any Securities and (ii) the covenant set forth in Section 3(h), the provisions of Section 4, the indemnity agreement set forth in Section 6, and the provisions of Sections 7 and 13 shall remain in effect forever.

          SECTION 10.  [Default by One or More of the Underwriters.  If one or
                       -------------------------------------------
more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

               (a) if the aggregate original stated amount of Defaulted Securities does not exceed 10% of the aggregate original stated amount of the Securities to be purchased pursuant to this Agreement, the nondefaulting Underwriters named herein shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all nondefaulting Underwriters; and

               (b) if the aggregate original stated amount of the Defaulted Securities exceeds 10% of the aggregate original stated amount of the Securities to be pursuant to this Agreement, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 10 and nothing in this Agreement shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period of time not exceeding seven days in order to effect any required changes in the Registration Statement or in any other documents or arrangements.]

          [RESERVED]

          SECTION 11.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Company shall be directed to it at Asset Backed Securities Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York, Attn: _______, and notices to you shall be directed to CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attn: ____________.

          SECTION 12.  Parties.  This Agreement shall inure to the benefit of
                       -------
and be binding upon the Underwriter[s] named herein and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto, and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from [any] [the] Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT AND EACH TERMS
                       ----------------------
AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

If the foregoing is in accordance with your understanding hereof, please execute this Agreement in the appropriate space below and return to the undersigned, whereupon this instrument along with any counterpart will become a binding agreement among the Company and you in accordance with its terms.

                                        Very truly yours,

                                        ASSET BACKED SECURITIES CORPORATION



                                        By:_________________________
                                          Name:
                                          Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

CS FIRST BOSTON CORPORATION

[Acting on behalf of themselves
and as Representative of the
several Underwriters]



By:____________________________
 Name:
 Title:

                                   SCHEDULE A

                                                        Principal Amount of
      Underwriter                                    [Class ___] Certificates
      -----------                                    ------------------------
CS First Boston Corporation........................  $


                                                     ______________________
Total..............................................  $


                                                        Principal Amount of
      Underwriter                                    [Class ___] Certificates
      -----------                                    ------------------------
CS First Boston Corporation........................  $


                                                     ______________________
Total..............................................  $


                                                         Principal Amount of
      Underwriter                                    [Class ___] Certificates
      -----------                                    ------------------------
CS First Boston Corporation........................  $


                                                     ______________________
Total..............................................  $

                                                         Principal Amount of
      Underwriter                                    [Class ___] Certificates
      -----------                                    ------------------------
CS First Boston Corporation........................  $

                                                     ______________________
Total..............................................  $

                                      A-1